EXHIBIT 99.1
Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

FIRST QUARTER 2004 RESULTS DATE NOTIFICATION – 29th April

Basingstoke, UK – 15 April 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce first quarter 2004 earnings on Thursday, 29 April 2004.

Results announcement time:	12:00 BST / 07:00 EST
Conference call time:	13:30 BST / 08:30 EST

Live conference call:
Matthew Emmens, Chief Executive Officer; Angus Russell, Chief Financial Officer and Wilson Totten, Chief Scientific Officer will host the live conference call at 13:30 BST/8:30 EST.

Please RSVP claire.rowell@fd.com (T: +44 (0)20 7269 7285).

The details of the live conference call are as follows:

UK dial in	+44 (0) 1452 569393
US / Canada dial	+1 866 434 1089
in

Password	Shire

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for 1 week. Details are as follows:

UK dial in	+44 (0) 1452 550000
Pin code	1261750#
US dial in	+1 866 247 4222
Pin code	1261750#
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

End

For further information please contact:

Souheil Salah – Investor Relations             +44 (0)1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.